EXHIBIT 99.3

FORM 4 JOINT FILER INFORMATION

Name:      Christina Singleton Mednick

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:   Unitrin, Inc. (UTR)

Date of Earliest Transaction Required

 to be Reported    December 15, 2008

12/16/08 3:28 PM  Draft

12/16/08 3:28 PM  Draft